EXHIBIT T3E.2

LETTER OF TRANSMITTAL AND CONSENT

Relating to the Offer

by

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

To Exchange

New Senior Step-Up Notes due 2009
or
Series N-1 Preferred Stock
for any and all of the Outstanding
Senior Notes due 2007
and
Deliver Consent
Pursuant to the Offering Circular
Dated September 8, 2004

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2004 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF SENIOR NOTES DUE 2007 (THE “OLD NOTES”) MAY BE WITHDRAWN, AND THE CORRESPONDING CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

The Bank of New York

By Facsimile:	By Hand:	By Overnight Courier or By Registered or Certified Mail:
The Bank of New York (212) 298-1915 Confirm receipt of facsimile by telephone: (212) 815-6331	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street 7 East New York, New York 10286 Attn: Ms. Giselle Guadalupe	The Bank of New York Corporate Trust Operations Reorganization Units 101 Barclay Street 7 East New York, New York 10286 Attn: Ms. Giselle Guadalupe

      DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE OFFER CONSIDERATION PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER THEIR SENIOR NOTES DUE 2007, ELECT THE FORM OF CONSIDERATION AND DELIVER THEIR CONSENTS TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

      Any questions or requests for assistance or additional copies of the Offering Circular or this Letter of Transmittal and Consent may be directed to the Information Agent at the telephone number and address listed below. A holder may also contact such holder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Citigate Financial Intelligence

You may obtain information regarding the

Exchange Offer from the Information
Agent as follows:

Citigate Financial Intelligence

111 River Street, 10 Floor, Suite 1001
Hoboken, NJ 07030
Phone: (877) 746-3583
Attn. Lucia Domville
E-mail: lucia.domville@citigatefi.com

Banks and Brokerage Firms, Please Call (877) 746-3583

NOTEHOLDERS, PLEASE CALL (877) 746-3583
All Others Call Collect: (877) 746-3583

      THE INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED AND SIGNED.

      By signing this Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), you acknowledge that you have received and reviewed the Offering Circular, dated September 8, 2004 (the “Offering Circular”), of Maxcom Telecomunicaciones, S.A. de C.V., a Mexican company (“Maxcom” or the “Company”), and this Letter of Transmittal and Consent, which together constitute the Company’s:

(i)	offer to exchange an aggregate principal amount of U.S.$167,623,590 of Senior Notes due 2007 (“Old Notes”) of Maxcom Telecomunicaciones, S.A. de C.V. (the “Company” or “Maxcom”) issued under the Indenture, dated as of April 29, 2002, among Maxcom, Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom Servicios Administrativos, S.A. de C.V. and The Bank of New York, as Trustee (the “Indenture”), each U.S.$1.00 principal amount of which can be exchanged for either: (a) U.S.$1.00 principal amount of Senior Step-Up Notes due 2009 (the “New Notes”); or (b) 0.80 of a share of Series N-1 preferred stock (the “Exchange Stock”) as set forth in the Offering Circular and this Letter of Transmittal and Consent (the “Exchange Offer”); and

(ii)	solicitation for consent from holders of the Old Notes (the “Consent”) to certain amendments to the Indenture amending certain restrictive covenants (the “Proposed Amendments”), as described in the Offering Circular.

      If you decide to tender your Old Notes and give the requested Consent and we accept the Old Notes and the Consent, this will constitute a binding agreement between you and Maxcom, subject to the terms and conditions set forth in the Offering Circular and this Letter of Transmittal and Consent.

      You must tender your Old Notes in accordance with one of the following procedures on or prior to the Expiration Date to participate in the Exchange Offer:

•	by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal and Consent, with any required signature guarantees, and all other documents required by this Letter of Transmittal and Consent to the Exchange Agent at one of the addresses for the Exchange Agent listed above;

•	by using the book-entry transfer procedures described in the Offering Circular under the caption “The Exchange Offer and Consent Solicitation — Procedure for Tendering Old Notes and Delivering Consents” and

transmitting this Letter of Transmittal and Consent, with any required signature guarantees, or an Agent’s Message (as defined below) in lieu of this Letter of Transmittal and Consent, to the Exchange Agent and all other documents required by this Letter of Transmittal and Consent; or

•	by transmitting your acceptance through the DTC Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible, in which case DTC will then edit and verify such acceptance and send an Agent’s Message to the Exchange Agent for its acceptance.

      In order for a book-entry transfer to constitute a valid tender of your Old Notes and the relating Consent in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a “Book-Entry Confirmation”) of your Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) prior to the Expiration Date. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the terms of this Letter of Transmittal and Consent. If you use this procedure, we may enforce this Letter of Transmittal and Consent against you.

      Only registered holders of the Old Notes (the “Registered Holders”), which term for purposes of this Letter of Transmittal and Consent includes any participant in DTC’s system whose name appears on a security position listing as the owner of the Old Notes, are entitled to tender their Old Notes for exchange in the Exchange Offer. If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the Exchange Offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing this Letter of Transmittal and Consent and delivering the certificates for your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

      YOU MUST COMPLETE THIS LETTER OF TRANSMITTAL AND CONSENT IF YOU ARE A REGISTERED HOLDER OF OLD NOTES WHICH INCLUDES ANY PARTICIPANT IN DTC’S SYSTEM WHOSE NAME APPEARS ON A SECURITY POSITION LISTING AS THE OWNER OF THE OLD NOTES AND YOU EITHER WISH TO TENDER: (1) THE CERTIFICATES REPRESENTING YOUR OLD NOTES TO THE EXCHANGE AGENT TOGETHER WITH THIS LETTER OF TRANSMITTAL AND CONSENT; OR (2) YOUR OLD NOTES BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT DTC AND YOU ELECT TO SUBMIT THIS LETTER OF TRANSMITTAL AND CONSENT TO THE EXCHANGE AGENT INSTEAD OF AN AGENT’S MESSAGE AND YOU WISH TO CONSENT TO THE PROPOSED AMENDMENTS AND YOUR ACCEPTANCE IS NOT BEING TRANSMITTED THROUGH ATOP.

      In order to properly complete this Letter of Transmittal and Consent, you must: (1) complete the box entitled “Description of Old Notes Tendered,” (2) complete the box entitled “Election as to Form of Consideration,” (3) if appropriate, check and complete the boxes relating to book-entry transfer and the boxes entitled “Special Payment/ Issuance Instructions” and/or “Special Delivery Instructions,” (4) sign this Letter of Transmittal and Consent by completing the box entitled “Please Sign Here” and (5) complete the accompanying Substitute Form W-9. By completing the boxes entitled “Description of Old Notes Tendered” and “Election as to Form of Consideration” and signing below, you will have tendered your Old Notes for exchange and given the corresponding Consent on the terms and conditions described in the Offering Circular and in this Letter of Transmittal and Consent. You should read the detailed instructions at the end of this document before completing this Letter of Transmittal and Consent.

      The valid tender of your Old Notes in accordance with the procedures set forth in “The Exchange Offer and Consent Solicitation — Procedure for Tendering Old Notes and Delivering Consents” will constitute your consent to the Proposed Amendments.

      If you tender your Old Notes, you must deliver the corresponding Consent. If you tender your Old Notes, you will be deemed to have consented to the Proposed Amendments as an entirety with respect to the Old Notes you tender. You may not consent selectively to only some of the Proposed Amendments. However, you may also deliver your consent to the proposed Amendments without tendering your Old Notes by completing and signing the Form of

Consent rather than this Letter of Transmittal and Consent. For more information, see “The Proposed Amendments” in the Offering Circular.

      DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE MADE TO THE EXCHANGE AGENT. DELIVERY OF DOCUMENTS TO DTC’S BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX BELOW TO BE COMPLETED BY ALL TENDERING HOLDERS OF THE OLD NOTES

      List below the Old Notes to which this Letter of Transmittal and Consent relates and elect your form of consideration. If the space provided is inadequate, list the certificate numbers, the principal amounts and the election of consideration on a separately executed schedule and affix the schedule to this Letter of Transmittal and Consent. Tenders of Old Notes will be accepted only in principal amounts equal to U.S.$1.00 or integral multiples thereof.

DESCRIPTION OF OLD NOTES TENDERED

Name(s) and Address(es) of Registered
Holder(s) or Name of DTC Participant and		Principal Amount	Election as to Form
Participant’s DTC Account Number in		Tendered and as to	of Consideration
Which Old Notes are Held	Certificate	Which Consents are	(Please elect only one
(Please fill in if blank)	Number(s)*	Given**	of the following)

☐ New Notes or ☐ Exchange Stock

☐ New Notes or ☐ Exchange Stock

☐ New Notes or ☐ Exchange Stock

☐ New Notes or ☐ Exchange Stock

☐ New Notes or ☐ Exchange Stock

☐ New Notes or ☐ Exchange Stock

Total Principal Amount of Old Notes

* Need not be completed by holders tendering by book-entry transfer.
** Unless otherwise specified, it will be assumed that the entire aggregate principal represented by the Old Notes described above is being tendered in exchange for New Notes and all related Consents are being delivered. See Instruction 4. A tendering holder is required to consent to the Proposed Amendments with respect to all Old Notes tendered by such holder.

      The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the Old Notes tendered hereby. The Old Notes, the principal amount of Old Notes that the undersigned wishes to tender and as to which all related Consents are to be delivered and the election of consideration should be indicated in the appropriate boxes.

☐	CHECK HERE IF TENDERED OLD NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF THE CERTIFICATE(S) REPRESENTING YOUR OLD NOTES HAS BEEN LOST, DESTROYED OR STOLEN AND YOU REQUIRE ASSISTANCE IN OBTAINING A NEW CERTIFICATE(S):

Certificate(s) Number(s):

Principal Amount(s) Represented:

      You must contact the Exchange Agent to obtain instructions for replacing lost, destroyed or stolen certificate(s) representing Old Notes. (See Instruction 11).

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

      I hereby agree and acknowledge that upon the terms and subject to the conditions of the Exchange Offer, as described in the Offering Circular and this Letter of Transmittal and Consent, I hereby tender and deliver the aggregate principal amount of Old Notes described above in the box entitled “Description of Old Notes Tendered” under the column heading “Principal Amount Tendered and as to Which Consents are Given” in exchange for the securities indicated under the column heading “Election as to Form of Consideration” and deliver the Consents to the Proposed Amendments with respect to the aggregate principal amount of such Old Notes.

      I hereby agree and acknowledge that the New Notes will mature on October 15, 2009. The New Notes will rank (i) pari passu in right of payment with all of Maxcom’s existing and future senior unsecured indebtedness, including any Old Notes that are not exchanged pursuant to the Exchange Offer and Maxcom’s outstanding 13 3/4% Series B Senior Notes, and (ii) senior to all of Maxcom’s existing and future indebtedness to the same extent as the Old Notes. The New Notes will be issued by Maxcom and unconditionally guaranteed to the same extent as the Old Notes. The New Notes will begin to accrue interest on the date of issuance and will accrue at an annual interest rate of 4.00% from the issue date through and including April 14, 2005, 5.75% from April 15, 2005 through and including October 14, 2005, 7.75% from October 15, 2005 through and including April 14, 2006, 8.25% from April 15, 2006 through and including October 14, 2006, 9.25% from October 15, 2006 through and including October 14, 2007, 10.25% from October 15, 2007 through and including October 14, 2008, and 11.25% from October 15, 2008 through and including October 14, 2009. Interest will be payable semi-annually in cash in arrears on April 15 and October 15, starting on April 15, 2005. For more details and information regarding the New Notes, see “Description of the New Notes” in the Offering Circular.

      I understand that the Exchange Stock are shares with limited voting rights, and in the event of any liquidation, winding up or dissolution of Maxcom, holders of shares of Exchange Stock will be entitled to receive liquidation proceeds in preference to the holders of shares of our series A, B and N stock and pari passu with the holders of our series A-1, B-1 and N-2 stock on a pro rata basis in an amount equal to the greater of: (i) U.S.$0.4927 per share, as adjusted for stock splits, stock dividends and similar events, plus the accretion of such amount at a cumulative rate of 12% per year compounded semi-annually; and (ii) the amount that holders of shares of the Exchange Stock would have received if they had converted all of their shares of Exchange Stock into shares of our series N stock (or, to the extent the series N stock has been converted into some other class or series, to such other class or series of stock as the series N stock is converted into) immediately prior to the liquidation event. For more details and information regarding the Exchange Stock, see “Description of the Exchange Stock” in the Offering Circular.

      I understand that, subject to and effective upon the acceptance for exchange of all Old Notes tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Exchange Offer and applicable law (including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment) and the prior execution of an amended and restated Indenture (pursuant to which the Old Notes were issued), which will be executed among the Company, Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom Servicios Administrativos, S.A. de C.V., Maxcom USA, Inc. and the Bank of New York, as Trustee (the “Amended and Restated Indenture”), I hereby exchange, sell, assign and transfer to, or upon the order of, Maxcom all right, title and interest in and to the Old Notes tendered by this Letter of Transmittal and Consent. I also hereby deliver my Consent to the Proposed Amendments.

      I hereby irrevocably constitute and appoint the Exchange Agent as my true and lawful agent and attorney-in-fact, with full knowledge that the Exchange Agent is also acting as the agent of Maxcom in connection with the Exchange Offer with respect to the tendered Old Notes, with full power of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Offering Circular, to (1) deliver certificates for the tendered Old Notes to Maxcom together with all accompanying evidences of transfer and authenticity to, or upon the order of, Maxcom, upon receipt by the Exchange Agent, as my agent, of the certificates representing the New Notes or the Exchange Stock, as the case may be, to be paid or issued in exchange for the tendered Old Notes, (2) present certificates for the tendered Old Notes for exchange and transfer, and to exchange and transfer the tendered Old Notes on the books of Maxcom, (3) receive for the account of Maxcom all benefits and otherwise exercise all rights of ownership of the tendered Old Notes, and (4) deliver to the Company and the Exchange Agent, if so requested, this Letter of Transmittal and Consent as evidence of my consent to the Proposed Amendments and as certification that the requisite consent to the Proposed Amendments have been duly executed by holders in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation as described in the Offering Circular.

      I hereby represent and warrant that I have full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered by this Letter of Transmittal and Consent, to give the Consent contained herein, to acquire the New Notes and/or the Exchange Stock, as the case may be, issuable upon the exchange of the tendered Old Notes, and that when the tendered Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered Old Notes are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes tendered by this Letter of Transmittal and Consent. I have read and I agree to all of the terms of the Exchange Offer.

      I hereby agree and acknowledge that, by the execution and delivery hereof, I consent to the Proposed Amendments with respect to the Old Notes tendered herewith, as permitted by the Indenture. I understand that the Consent provided hereby shall remain in full force and effect unless and until such Consent is revoked in accordance with the procedures set forth in the Offering Circular and this Letter of Transmittal and Consent. I also understand that the Proposed Amendments will be effected by the Amended and Restated Indenture which will be executed following receipt of the requisite Consent from the holders of the Old Notes. However, I understand that the Proposed Amendments, by their terms, will not become effective or effect any change in the operating provisions of the Indenture unless the Company accepts all Old Notes validly tendered (and not properly withdrawn) pursuant to the Exchange Offer, in which event the Proposed Amendments shall be deemed effective as of immediately prior to such acceptance.

      I hereby further agree and acknowledge that the Exchange Offer is conditioned upon, among other things (the “Closing Conditions”): (1) holders of at least a majority in aggregate principal amount of the outstanding Old Notes (excluding the Old Notes held by Maxcom or any affiliate of Maxcom) consenting to the Proposed Amendments and not properly withdrawing such consent prior to the Expiration Date; (2) the simultaneous consummation of the equity restructuring described in the Offering Circular; and (3) regulatory approvals from, and filings with, Mexican securities and antitrust authorities.

      I understand that the Proposed Amendments to the Indenture governing the Old Notes will become operative only upon Maxcom’s exchange of the Old Notes for the New Notes or the Exchange Stock, as the case may be, and the effectiveness of the Amended and Restated Indenture governing the Old Notes.

      I understand that the name(s) and address(es) of the Registered Holder(s), which term for purposes of this Letter of Transmittal and Consent includes any participant in DTC’s system whose name appears on a security position listing as the holder of the Old Notes tendered by this Letter of Transmittal and Consent, are printed above as they appear on the certificate(s) representing the Old Notes. The certificate number(s), the Old Notes that I wish to tender and the consideration I elected to receive are indicated in the appropriate boxes above.

      Unless I have otherwise indicated by completing the box entitled “Special Payment/ Issuance Instructions” below, I hereby direct that the certificates representing the New Notes and/or the Exchange Stock, as the case may be, to be issued in the name(s) of the undersigned or, in the case of a book-entry transfer of Old Notes, that the New Notes and/or the Exchange Stock, as the case may be, be credited to the account indicated above maintained with DTC. Similarly, unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions,” I hereby direct that the certificates representing the New Notes and/or the Exchange Stock, as the case may be, be delivered to the address shown below my signature.

      If I have tendered any Old Notes that are not exchanged in the Exchange Offer for any reason, I hereby direct that certificates for any Old Notes that are not exchanged should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature.

      I hereby also understand that the tender of the Old Notes pursuant to any one of the procedures described under “The Exchange Offer and Consent Solicitation — Procedures for Tendering Old Notes and Delivering Consents” in the Offering Circular and in the instructions hereto and acceptance of such Old Notes will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer and this Letter of Transmittal and Consent. For purposes of the Exchange Offer, the undersigned understands that validly tendered Old Notes (or defectively tendered Old Notes with respect to which the Company has waived, or has caused to be waived, such defect) will be deemed to have been accepted for exchange if, as and when the Company gives oral or written notice thereof to the Exchange Agent. Any tendered Old Notes that are not accepted for exchange pursuant to the Exchange Offer for any reason will be returned by crediting the account maintained at DTC from which such Old Notes were delivered.

      I understand that tenders of Old Notes may be withdrawn and the related Consent may be revoked prior to the Expiration Date, in accordance with the procedures set forth in the Offering Circular under the caption “The Exchange Offer and Consent Solicitation — Withdrawal Rights.” I agree that a valid withdrawal of tendered Old Notes on or prior to the Expiration Date will be deemed a revocation of the related Consent. If I decide to revoke my Consent, I must withdraw the related tendered Old Notes. I understand, however, that I may withdraw the tendered Old Notes on or prior to the Expiration Date but still deliver my consent to the Proposed Amendments by validly completing and delivering a Form of Consent. I understand that in the event of a termination of the Exchange Offer, the Old Notes tendered pursuant to the Exchange Offer will be credited to an account maintained at DTC from which such Old Notes were delivered.

      I understand that the delivery and surrender of any Old Notes is not effective, and the risk of loss of the Old Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal and Consent, together with any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes and deliveries and revocations of Consents will be determined by the Company, in its sole discretion which determination shall be final and binding.

      I understand that all authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

      I recognize that, under certain circumstances set forth in the Offering Circular under the caption “The Exchange Offer and Consent Solicitation — Conditions,” the Company may not be required to accept for exchange any of the Old Notes tendered or the Consents granted. Old Notes not accepted or withdrawn will be returned to the undersigned at the address set forth below unless otherwise indicated under “Special Delivery Instructions” above.

SPECIAL PAYMENT/ ISSUANCE & DELIVERY INSTRUCTIONS

(See Instructions 1, 5 and 6)

SPECIAL PAYMENT/ISSUANCE

INSTRUCTIONS

   TO BE COMPLETED ONLY if a New Note or a certificate for Exchange Stock is to be issued to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal and Consent.

Name

(Please Print)

Address

(Please Print)

(Zip Code)

(Tax identification or Social Security Number)
(See accompanying Substitute Form W-9)
SPECIAL DELIVERY
INSTRUCTIONS

   TO BE COMPLETED ONLY if a New Note or a certificate for Exchange Stock to be issued, should be delivered to, or registered in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal and Consent or to an address different from that shown in the box entitled “Description of Old Notes Tendered‘ within this Letter of Transmittal and Consent.

Name

(Please Print)

Address

(Please Print)

(Zip Code)

(Tax identification or Social Security Number)
(See accompanying Substitute Form W-9)

PLEASE SIGN HERE

(To be completed by all tendering
holders of Old Notes regardless of whether Old Notes are
being physically delivered herewith)

      By completing, executing and delivering this Letter of Transmittal and Consent, the undersigned hereby consents to the Proposed Amendments with respect to the principal amount of the Old Notes listed in the box above labeled “Description of Old Notes” under the column heading “Principal Amount Tendered and as to Which Consents are Given.”

      This Letter of Transmittal and Consent must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for Old Note(s) or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith.

      If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

(SEE GUARANTEE REQUIREMENT BELOW)

Dated                          , 2004

Name(s)

(Please Print)

Capacity

Address

(Including Zip Code)

Area Code and

Telephone No.

Tax Identification or

Social Security No.

(Complete Accompanying Substitute Form W-9)

MEDALLION SIGNATURE GUARANTEE

(IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)

Authorized Signature

Name of Firm

(PLACE SEAL HERE)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Name (if joint names, list first and circle the name of the person or entity whose number you enter in Part 1 below. See instructions if your name has changed.)

Address

City, State and ZIP Code

List account number(s) here (optional)

Part 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number or TIN

Part 2 — Check the box if you are NOT subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. ☐

CERTIFICATION — UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.	Part 3 — Awaiting TIN ☐

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature                                                        Date

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

      1. Delivery of Letter of Transmittal and Consent and Certificates. You must complete this Letter of Transmittal and Consent if you are a Registered Holder of Old Notes, which for purposes of this Letter of Transmittal and Consent, includes any participant in DTC’s system whose name appears on a security position listing as the holder of the Old Notes, and either: (1) you wish to tender the certificates representing your Old Notes to the Exchange Agent together with this Letter of Transmittal and Consent; or (2) you wish to tender your Old Notes by book-entry transfer to the Exchange Agent’s account at DTC and you elect to submit this Letter of Transmittal and Consent to the Exchange Agent instead of an Agent’s Message and you wish to consent to the Proposed Amendments and your acceptance to the Exchange Offer is not being transmitted through ATOP. In order to constitute a valid tender of your Old Notes and a valid delivery of the Consent requested, the Exchange Agent must receive the following documents at one of the addresses listed above on or prior to the Expiration Date: (1) certificates for the Old Notes, in proper form for transfer, or Book-Entry Confirmation of transfer of the Old Notes into the Exchange Agent’s account at DTC; (2) a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees, or, in the case of a Book-Entry Confirmation, an Agent’s Message in lieu of this Letter of Transmittal and Consent; and (3) all other documents required by this Letter of Transmittal and Consent. Old Notes tendered in the Exchange Offer must be in denominations of U.S.$1.00 principal amount and any integral multiple thereof.

      THE METHOD OF DELIVERY OF CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL AND CONSENT, AGENT’S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT YOUR OWN ELECTION AND RISK. IF YOU DELIVER YOUR OLD NOTES BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL AND CONSENT, AGENT’S MESSAGES OR OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED ABOVE. PLEASE DO NOT SEND THESE DOCUMENTS TO MAXCOM.

      Maxcom will not accept any alternative, conditional or contingent tenders. Each tendering Registered Holder, by execution of this Letter of Transmittal and Consent or delivery of an Agent’s Message in lieu of the Letter of Transmittal and Consent, waives any right to receive any notice of the acceptance of such tender.

      2. Guarantee of Signatures. The signatures on this Letter of Transmittal and Consent or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered: (i) by a Registered Holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in this Letter of Transmittal and Consent; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter of Transmittal and Consent or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a bank or a saving association as defined under the Federal Deposit Insurance Act, a credit union as defined under the Federal Reserve Act, or a broker, dealer, national securities exchange, registered securities association or clearing agent as defined under the Securities and Exchange Act of 1934, as amended (collectively, “Eligible Institutions”). If Old Notes are registered in the name of a person other than the signer of this Letter of Transmittal and Consent, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

      3. Inadequate Space. If the space provided in the box captioned “Description of Old Notes Tendered” is inadequate, the certificate number(s) and/or the principal amount of Old Notes and any other required information should be listed on a separate signed schedule attached to this Letter of Transmittal and Consent.

      4. Tenders and Withdrawal Rights. Tenders of Old Notes will be accepted only in denominations of U.S.$ 1.00 principal amount and integral multiples thereof. All Old Notes represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If less than the entire principal amount of any Old Notes evidenced by a submitted certificate is tendered, the tendering Registered Holder must fill in the principal amount tendered in the last column of the boxes entitled “Principal Amount Tendered and as to Which Consents are Given” herein. The entire principal amount of all Old Notes not tendered or not accepted for exchange will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC) to the Registered Holder unless otherwise provided in the “Special Payment Instructions” or “Special Delivery Instructions” boxes of this Letter of Transmittal and Consent.

      Except as otherwise provided in this Letter of Transmittal and Consent, tenders of Old Notes may be withdrawn and the Consent may be revoked at any time prior to the Expiration Date. For a withdrawal and a revocation to be effective, a written notice of withdrawal and revocation must be received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed above. Any notice of withdrawal and revocation must specify the name of the person who tendered the Old Notes to be withdrawn and who delivered the Consent to be revoked, identify the Old Notes to be withdrawn, including the principal amount of the Old Notes, and, where certificates for Old Notes have been transmitted, specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal and revocation with signatures guaranteed by an Eligible Institution unless the Registered Holder is an Eligible Institution. If Old Notes have been tendered using the procedure for book-entry transfer described in the Offering Circular under the caption “The Exchange Offer and Consent Solicitation — Procedure for Tendering Old Notes and Delivering Consents,” any notice of withdrawal and revocation must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt of these notices) will be determined by the Company. Any such determination will be final and binding. Any Old Notes so withdrawn and Consents so revoked will be deemed not to have been validly tendered or validly delivered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Registered Holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the Exchange Offer. In the case of Old Notes tendered using the procedure for book-entry transfer described in the Offering Circular under the caption “The Exchange Offer and Consent Solicitation — Procedure for Tendering Old Notes and Delivering Consents,” the Old Notes will be credited to the tendering holder’s account with DTC. Properly withdrawn Old Notes and properly revoked Consents may be retendered or redelivered, as the case may be, at any time on or prior to the Expiration Date and by following one of the procedures described in the Offering Circular under the caption “The Exchange Offer and Consent Solicitation — Procedures for Tendering Old Notes and Delivering Consents.”

      5. Signatures on Letter of Transmittal and Consent, Assignments and Endorsements. If this Letter of Transmittal and Consent is signed by the Registered Holder(s) of the Old Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Old Notes tendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal and Consent. If any tendered Old Notes are registered in different name(s) on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal and Consent as there are different registered holders.

      When this Letter of Transmittal and Consent is signed by the Registered Holder(s) of the Old Notes listed and transmitted by this Letter of Transmittal and Consent, no endorsement(s) of the New Notes or the certificates representing Exchange Stock or separate bond power(s) are required unless the New Notes or the certificates representing Exchange Stock are to be issued in the name of a person other than the Registered Holder(s). Signature(s) on the certificate(s) or bond power(s) must be guaranteed by an Eligible Institution.

      IF YOU ARE A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION, OR ACT IN A SIMILAR FIDUCIARY OR REPRESENTATIVE CAPACITY, AND WISH TO SIGN THIS LETTER OF TRANSMITTAL AND CONSENT OR ANY CERTIFICATES FOR OLD NOTES OR BOND POWERS, YOU MUST INDICATE YOUR STATUS WHEN SIGNING. IF YOU ARE ACTING IN ANY OF THESE CAPACITIES, YOU MUST SUBMIT PROPER EVIDENCE SATISFACTORY TO US OF YOUR AUTHORITY TO SO ACT UNLESS WE WAIVE THIS REQUIREMENT.

      6. Special Issuance and Delivery Instructions. If the New Notes or the certificates representing Exchange Stock are to be issued in the name of a person other than the signer of this Letter of Transmittal and Consent, or if New Notes and/or the certificates representing Exchange Stock are to be delivered to someone other than the signer of this Letter of Transmittal and Consent or to an address other than that shown above, the boxes entitled “Special Payment/ Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal and Consent should be completed. Certificates for Old Notes not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated above maintained with DTC.

      7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange and Consents delivered will be determined by the Company in its sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Old Notes improperly tendered or Consents improperly delivered or to not accept any Old Notes. This right is not limited to situations where the acceptance of tender might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any Old Notes either before or after the expiration of the Exchange Offer, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer. Our interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date, including the terms and conditions of the Letter of Transmittal and Consent and the accompanying instructions, will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange or delivery of Consent must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange or delivery of Consent, nor will we have any liability for failure to give such notification.

      8. Questions, Requests for Assistance and Additional Copies. Questions, requests for assistance and additional copies of the Offering Circular and this Letter of Transmittal and Consent may be directed to Citigate Financial Intelligence, the Information Agent, at the address and telephone numbers set forth in this Letter of Transmittal and Consent.

      9. Important Tax Information. Under United States federal income tax law, a tendering Registered Holder may be subject to backup withholding tax at a rate of 28% with respect to payments by the Exchange Agent pursuant to the Exchange Offer unless such Registered Holder: (i) is a corporation or other exempt recipient and, if required, establishes its exemption from backup withholding, (ii) provides its correct TIN and certifies that the TIN provided is correct (or that such Holder is awaiting a TIN) or (iii) certifies that it is not currently subject to backup withholding or certifies as to its non-United States status. If such Registered Holder is an individual, the TIN is his or her social security number.

Completion of a Substitute Form W-9, in the case of a U.S. Holder, should be used for this purpose. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Failure to provide such Registered Holder’s TIN on the Substitute Form W-9, if applicable, may subject the tendering Registered Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such tendering Registered Holder with respect to Old Notes surrendered pursuant to the Exchange Offer may be subject to backup withholding. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. The box in part 3 of the Substitute Form W-9 may be checked if the tendering Registered Holder (or other payee) is required to submit a Substitute Form W-9 and has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the tendering Holder must also complete the attached Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. If the box in Part 3 is so checked and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% on all such payments of the tender consideration until a TIN is provided to the Exchange Agent. A tendering Registered Holder who checks the box in Part 3 in lieu of furnishing his or her TIN should furnish the Exchange Agent with such Registered Holder’s TIN as soon as it is received. In order for a foreign Registered Holder to qualify as an exempt recipient, that Registered Holder should submit the appropriate Internal Revenue Service Form W-8 or a Substitute Form W-8, signed under penalties of perjury, attesting to that Registered Holder’s foreign status. Such forms can be obtained from the Exchange Agent. Registered Holders are urged to consult their own tax advisers to determine whether they are exempt from these backup withholding and reporting requirements.

      If backup withholding applies to a tendering Registered Holder, the Exchange Agent is required to withhold 28% of any payments made to such Registered Holder pursuant to the Exchange Offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.

      10. Waiver of Conflicts. To the extent permitted by applicable law, the Company reserves the absolute right to waive satisfaction of any or all of the conditions enumerated in the Offering Circular.

      11. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing Old Notes have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen certificates and promptly notify the Exchange Agent. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and Consent and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificate(s) have been followed.

      12. Transfer Taxes. You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the Exchange Offer unless you instruct us to register New Notes and/or certificates representing Exchange Stock in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be registered in the name of, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this Letter of Transmittal and Consent, no certificates representing Exchange Stock and/or New Notes will be issued until such evidence is received by the Exchange Agent.

      IMPORTANT: THIS LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE OF THIS LETTER OF TRANSMITTAL AND CONSENT) OR, IN THE CASE OF OLD NOTES TENDERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT DTC, AN AGENT’S MESSAGE IN LIEU OF THIS LETTER OF TRANSMITTAL AND CONSENT, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.